Exhibit 99.1

Great Lakes Announces Fourth Quarter and Full Year 2004 Results

          INDIANAPOLIS, Feb. 2 /PRNewswire-FirstCall/ -- Great Lakes Chemical Corporation (NYSE: GLK) today announced fourth quarter 2004 net sales from continuing operations of $410.5 million, a 25 percent increase, compared to $328.7 million reported in the corresponding period in 2003.  Net sales increased as a result of strong volume gains, improved pricing in the Industrial Performance Products business, and the positive effects of acquisitions and foreign currency.

          Great Lakes reported income from continuing operations of $0.5 million, or $0.01 per diluted share, for the fourth quarter 2004, compared to a loss of $(37.3) million, or $(0.74) per diluted share, for the fourth quarter of 2003. In fourth quarter 2004, the Company recorded $2.5 million, or $0.05 per diluted share, of net after-tax charges for restructuring and certain other significant items, compared to after-tax charges totaling $35.1 million, or $0.70 per diluted share, in 2003.  The restructuring charges and certain other significant items, including asset impairments in 2003, are described in greater detail in the notes to the accompanying consolidated statements of operations.

          Adjusted income (loss) from continuing operations, which excludes asset impairments, restructuring charges, and certain other significant items, was $3.0 million, or $0.06 per diluted share, in the fourth quarter of 2004 compared to $(2.2) million, or $(0.04) per diluted share, for the corresponding period in 2003.

          The income from discontinued operations amounted to $0.5 million in the fourth quarter of 2004 compared to a loss of $(5.2) million, or $(0.10) per diluted share, in 2003.  Including discontinued operations, Great Lakes reported net income for the fourth quarter 2004 of $1.0 million, or $0.01 per diluted share, compared to a loss of $(42.5) million, or $(0.84) per diluted share, for the same period in 2003.

          “Our fourth quarter operating results show considerable improvement on a year-over-year basis due to another strong performance in the Industrial Performance Products segment,” said John J. Gallagher III, acting chief executive officer.  “These significant gains, however, were offset in part by a decline in earnings in our Consumer Products segment and the timing of costs incurred at the corporate level.”

          He continued, “A supply/demand balance that favored producers for much of the year helped our industrial businesses successfully raise operating margins throughout each quarter of 2004.  Equally notable was our ability, in the fourth quarter, to achieve higher selling prices in excess of rising raw material costs.”

          Gallagher concluded, “Although encouraged by the solid earnings recovery in our industrial businesses in 2004, we continue to focus on restoring operating margins to support reinvestment levels.  And on the consumer side, pricing momentum is gaining traction.  Our targeted pricing gains in this business will enable us to absorb the significant expected increases in products containing chlorinated isocyanurates, other key raw materials, and packaging costs.  I am confident we should see further operational success across all our businesses in 2005.”

          Business Unit Performance - Continuing Operations (Adjusted for Asset Impairments, Restructuring Charges, and Certain Other Significant Items)

          In the fourth quarter of 2004, the Company renamed its reporting business segments to better reflect the Company’s industrial and consumer holdings.  The Industrial Performance Products segment includes the businesses previously classified under Polymer Additives and the results of operations and financial position of the industrial water treatment business.  The Consumer Products segment includes those businesses previously reported under the Specialty Products segment with the exception of the industrial water treatment business.  All amounts previously reported have been reclassified to conform to the current presentation.

          Net sales in the fourth quarter for the Industrial Performance Products segment increased 31 percent to $296.6 million from $226.4 million in 2003. Sales volumes increased 22 percent, which included 3 percent from the addition of the antimony oxide joint venture as of May 2004, higher selling prices increased net sales by 7 percent, while the strengthening of foreign currencies contributed 2 percent.  Operating income more than doubled in the quarter to $26.0 million from $12.1 million in the fourth quarter of 2003.  Higher selling prices, which more than offset the increase in raw material and energy costs, as well as stronger volumes, drove the increase.  On a sequential performance basis, net sales increased 16 percent while operating income increased 35 percent compared to third quarter 2004.  The improved performance reflected stronger sales volumes, productivity gains and higher selling prices, offset in part by higher raw material costs.

          Fourth quarter 2004 net sales of $113.9 million for the Consumer Products business unit was 11 percent higher than the corresponding period in 2003. This increase in net sales reflects higher reported sales volumes in both Recreational Water and Household Products offset in part by lower selling prices in Recreational Water.  Fourth quarter 2004 operating income (loss) of $(1.2) million declined $4.3 million versus the fourth quarter of 2003 as higher sales and marketing costs in Household Products, lower selling prices, and costs incurred relating to production process changes in Recreational Water more than offset the benefit of lower raw material costs and the higher sales volumes.

          Full Year 2004 Results
          For the full year 2004, the Company’s net sales from continuing operations were $1,603.7 million, a 12 percent increase, compared to $1,425.9 million in 2003.  Income (loss) from continuing operations, before the cumulative effect of an accounting change for 2004, amounted to $19.9 million, or $0.39 per diluted share, versus a loss of $(40.1) million, or $(0.80) per diluted share, in 2003.  Adjusted income from continuing operations for 2004 amounted to $37.5 million, or $0.74 per diluted share, compared to $8.7 million, or $0.17 per diluted share, in 2003.  Including the results of discontinued operations and the cumulative effect adjustment, Great Lakes reported net income for 2004 of $62.9 million, or $1.23 per diluted share, compared to a net loss of $(51.4) million, or $(1.02) per diluted share, for 2003.

          Investor Conference Call
          Great Lakes will host a conference call to discuss the Company’s fourth quarter 2004 earnings on February 3, 2005, at 10:00 a.m. ET / 9:00 a.m. CT / 8:00 a.m. MT and PT.  The conference call will also be simultaneously web cast from the Financial Events page of the Great Lakes web site (http://www.greatlakes.com ).

          Forward Looking Statement and non-GAAP Financial Measurement
          This press release contains forward-looking statements involving risks and uncertainties that affect the company’s expectations as discussed in Great Lakes Chemical Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.  Accordingly, there is no assurance the company’s expectations will be realized.

          This release also contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission, including adjusted operating income (loss) and adjusted income (loss) from continuing operations.  Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

          Great Lakes Chemical Corporation is the world’s leading producer of certain specialty chemicals for such applications as water treatment, household cleaners, flame retardants, polymer stabilizers, fire suppressants, and performance products.  The stock of the company is traded on the New York Stock Exchange.

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations
(millions, except per share data)
(unaudited)

	Three Months Ended December 31			Three Months Ended December 31

	2004 (GAAP Basis)	Charges (A)	2004 (Adjusted)	2003 (GAAP Basis)	Charges (A)	2003 (Adjusted)

Net Sales	$410.5	$—	$410.5	$328.7	$—	$328.7
Operating Expenses
Costs of products sold	329.5	(1.3)	328.2	280.6	(18.0)	262.6
Selling, general and administrative expenses	70.9	(3.0)	67.9	66.8	(7.6)	59.2
Asset impairments	—	—	—	25.3	(25.3)	—

Total Operating Expenses	400.4	(4.3)	396.1	372.7	(50.9)	321.8

Operating Income (Loss)	10.1	4.3	14.4	(44.0)	50.9	6.9
Interest Income (Expense) - net	(6.5)	—	(6.5)	(6.0)	—	(6.0)
Other Income (Expense) - net	(2.9)	(0.6)	(3.5)	(4.3)	—	(4.3)

Income (Loss) from Continuing Operations before Income Taxes and Cumulative Effect of Accounting Change	0.7	3.7	4.4	(54.3)	50.9	(3.4)

Income Taxes (Credit)	0.2	1.2	1.4	(17.0)	15.8	(1.2)
Income (Loss) from Continuing Operations before Cumulative Effect of Accounting Change	0.5	2.5	3.0	(37.3)	35.1	(2.2)
Discontinued Operations:
Income (Loss) from Discontinued Operations, net of income taxes (credit) of $(0.3) and $5.6, respectively	0.5		0.5	(5.2)		(5.2)

Income (Loss) before Cumulative Effect of Accounting Change	1.0		3.5	(42.5)		(7.4)
Cumulative Effect of Accounting Change, net of income taxes	—		—	—		—

Net Income (Loss)	$1.0		$3.5	$(42.5)		$(7.4)
Earnings (Loss) per Share - Basic:
Income (Loss) before Cumulative Effect of Accounting Change
Continuing Operations	$0.01		$0.06	$(0.74)		$(0.04)
Discontinued Operations	0.00		0.00	(0.10)		(0.10)

	0.01		0.06	(0.84)		(0.14)
Cumulative Effect of Accounting Change	—		—	—		—

Net Income (Loss)	$0.01		$0.06	$(0.84)		$(0.14)
Earnings (Loss) per Share - Diluted:
Income (Loss) before Cumulative Effect of Accounting Change
Continuing Operations	$0.01		$0.06	$(0.74)		$(0.04)
Discontinued Operations	0.00		0.00	(0.10)		(0.10)

	0.01		0.06	(0.84)		(0.14)
Cumulative Effect of Accounting Change	—		—	—		—

Net Income (Loss)	$0.01		$0.06	$(0.84)		$(0.14)
Average Shares Outstanding:
Basic	51.2		51.2	50.6		50.6
Diluted	51.4		51.4	50.6		50.6

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations (continued)

Business Unit Results - Continuing Operations

	Three Months Ended December 31			Three Months Ended December 31

	2004 (GAAP Basis)	Charges (A)	2004 (Adjusted)	2003 (GAAP Basis)	Charges (A)	2003 (Adjusted)

Net Sales to External
Customers:
Industrial Performance Products	$296.6	$—	$296.6	$226.4	$—	$226.4
Consumer Products	113.9	—	113.9	102.3	—	102.3

Net Sales	$410.5	$—	$410.5	$328.7	$—	$328.7
Operating Income (Loss):
Industrial Performance Products	$24.6	$1.4	$26.0	$(30.3)	$42.4	$12.1
Consumer Products	(1.3)	0.1	(1.2)	0.9	2.2	3.1
Corporate and Other	(13.2)	2.8	(10.4)	(14.6)	6.3	(8.3)

Operating Income (Loss)	$10.1	$4.3	$14.4	$(44.0)	$50.9	$6.9

(A)

Asset impairments, restructuring charges and certain other significant items have been excluded from Reported (GAAP basis) Income (Loss) from Continuing Operations to provide Adjusted Income (Loss) from Continuing Operations.  The components of these excluded charges (credits) are summarized below.

	2004	2003

Asset impairments	$—	$25.3
Restructuring charges	2.0	15.0
Change in useful life of enterprise software (Corporate)	—	5.2
CEO termination benefits (Corporate)	6.8	—
Adjustment of long-term incentive compensation plan (Corporate)	(4.5)	—
Business interruption - facility fires (Consumer Products)	(0.2)	—
Joint venture contract settlement costs	—	2.6
Pricing settlement - purchase contract (Industrial Performance Products)	—	1.4
External consulting fees - restructuring related (Corporate)	—	0.8
Other	0.2	0.6

Charges excluded from operating income (loss)	4.3	50.9
Asset write-offs and other costs related to facility fires, net of insurance recoveries (Consumer Products)	—	—
Litigation settlement (Corporate)	(0.6)

Total charges excluded from income (loss) from continuing operations before income taxes	3.7	50.9
Income taxes (credit)	(1.2)	(15.8)

Total charges	$2.5	$35.1

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations
(millions, except per share data)
(unaudited)

	Twelve Months Ended December 31

	2004 (GAAP Basis)	Charges (A)	2004 (Adjusted)

Net Sales	$1,603.7	$—	$1,603.7
Operating Expenses
Costs of products sold	1,277.4	(15.9)	1,261.5
Selling, general and administrative expenses	270.5	(20.7)	249.8
Asset impairments	3.0	(3.0)	—

Total Operating Expenses	1,550.9	(39.6)	1,511.3

Operating Income (Loss)	52.8	39.6	92.4
Interest Income (Expense) - net	(25.2)	—	(25.2)
Other Income (Expense) - net	(24.1)	11.2	(12.9)

Income (Loss) from Continuing Operations before Income Taxes and Cumulative Effect of Accounting Change	3.5	50.8	54.3
Income Taxes (Credit)	(16.4)	33.2	16.8

Income (Loss) from Continuing Operations before Cumulative Effect of Accounting Change	19.9	17.6	37.5
Discontinued Operations:

Income (Loss) from Discontinued Operations, net of income taxes (credit) of $31.8 and $5.1, respectively (B)	43.0		43.0
Income (Loss) before Cumulative Effect of Accounting Change	62.9		80.5
Cumulative Effect of Accounting Change, net of income taxes	—		—

Net Income (Loss)	$62.9		$80.5
Earnings (Loss) per Share - Basic and Diluted:
Income (Loss) before Cumulative Effect of Accounting Change
Continuing Operations	$0.39		$0.74
Discontinued Operations	0.84		0.84

	1.23		1.58
Cumulative Effect of Accounting Change	—		—

Net Income (Loss)	$1.23		$1.58
Earnings (Loss) per Share - Basic and Diluted:
Income (Loss) before Cumulative Effect of Accounting Change
Continuing Operations	$0.39		$0.74
Discontinued Operations	0.84		0.84

	1.23		1.58
Cumulative Effect of Accounting Change	—		—

Net Income (Loss)	$1.23		$1.58
Average Shares Outstanding:
Basic	50.9		50.9
Diluted	51.1		51.1

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations
(millions, except per share data)
(unaudited)

	Twelve Months Ended December 31

	2003 (GAAP Basis)	Charges (A)	2003 (Adjusted)

Net Sales	$1,425.9	$—	$1,425.9
Operating Expenses
Costs of products sold	1,165.8	(28.6)	1,137.2
Selling, general and administrative expenses	253.2	(14.0)	239.2
Asset impairments	69.1	(69.1)	—

Total Operating Expenses	1,488.1	(111.7)	1,376.4

Operating Income (Loss)	(62.2)	111.7	49.5
Interest Income (Expense) – net	(25.8)	—	(25.8)
Other Income (Expense) – net	(10.8)	(1.1)	(11.9)

Income (Loss) from Continuing Operations before Income Taxes and Cumulative Effect of Accounting Change	(98.8)	110.6	11.8
Income Taxes (Credit)	(58.7)	61.8	3.1

Income (Loss) from Continuing Operations before Cumulative Effect of Accounting Change	(40.1)	48.8	8.7
Discontinued Operations:

Income (Loss) from Discontinued Operations, net of income taxes (credit) of $31.8 and $5.1, respectively (B)	(8.0)		(8.0)
Income (Loss) before Cumulative Effect of Accounting Change	(48.1)		0.7
Cumulative Effect of Accounting Change, net of income taxes	(3.3)		(3.3)

Net Income (Loss)	$(51.4)		$(2.6)
Earnings (Loss) per Share - Basic and Diluted:
Income (Loss) before Cumulative Effect of Accounting Change
Continuing Operations	$(0.80)		$0.17
Discontinued Operations	(0.15)		(0.15)
	(0.95)		0.02
Cumulative Effect of Accounting Change	(0.07)		(0.07)
Net Income (Loss)	$(1.02)		$(0.05)
Earnings (Loss) per Share - Basic and Diluted:
Income (Loss) before Cumulative Effect of Accounting Change
Continuing Operations	$(0.80)		$0.17
Discontinued Operations	(0.15)		(0.15)
	(0.95)		0.02
Cumulative Effect of Accounting Change	(0.07)		(0.07)

Net Income (Loss)	$(1.02)		$(0.05)
Average Shares Outstanding:
Basic	50.4		50.4
Diluted	50.4		50.4

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations (continued)

Business Unit Results - Continuing Operations

	Twelve Months Ended December 31			Twelve Months Ended December 31

	2004 (GAAP Basis)	Charges (A)	2004 (Adjusted)	2003 (GAAP Basis)	Charges (A)	2003 (Adjusted)

Net Sales to External Customers:
Industrial Performance Products	$1,029.3	$—	$1,029.3	$887.6	$—	$887.6
Consumer Products	574.4	—	574.4	538.3	—	538.3

Net Sales	$1,603.7	$—	$1,603.7	$1,425.9	$—	$1,425.9
Operating Income (Loss):
Industrial Performance Products	$58.9	$14.8	$73.7	$(72.7)	$95.9	$23.2
Consumer Products	48.3	4.8	53.1	59.8	4.0	63.8
Corporate and Other	(54.4)	20.0	(34.4)	(49.3)	11.8	(37.5)

Operating Income (Loss)	$52.8	$39.6	$92.4	$(62.2)	$111.7	$49.5

(A)

Asset impairments, restructuring charges and certain other significant items have been excluded from Reported (GAAP basis) Income (Loss) from Continuing Operations to provide Adjusted Income (Loss) from Continuing Operations. The components of these excluded charges (credits) are summarized below.

	2004	2003

Asset impairments	$3.0	$69.1
Restructuring charges	13.3	28.6
Change in useful life of enterprise software (Corporate)	15.7	10.0
CEO termination benefits (Corporate)	6.8	—
Adjustment of long-term incentive compensation plan (Corporate)	(4.5)	—
Business interruption - facility fires (Consumer Products)	3.0	—
External consulting fees - restructuring related (Corporate)	1.0	0.8
Joint venture contract settlement costs	—	2.6
Pricing settlement - purchase contract (Industrial Performance Products)	—	1.4
Litigation settlement (Industrial Performance Products)	—	(3.1)
Other	1.3	2.3

Charges excluded from operating income (loss)	39.6	111.7
Asset write-offs and other costs related to facility fires, net of insurance recoveries (Consumer Products)	15.0	—
Sale of non-operating site (Industrial Performance Products)	(3.2)	—
Litigation settlement (Corporate)	(0.6)	—
Arbitration settlement (Consumer Products)	—	(1.1)

Total charges excluded from income (loss) from continuing operations before income taxes	50.8	110.6
Income taxes (credit)	(15.7)	(34.3)
Income tax reserve release	(17.5)	(27.5)

Total charges	$17.6	$48.8

(B)

Income (loss) from Discontinued Operations in 2004 includes $12.8 million of loss reflecting the reclassification to earnings of currency translation related to the Fine Chemicals business previously recorded as a component of stockholders’ equity.

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Balance Sheets
 (millions)

	December 31, 2004	December 31, 2003

	(unaudited)
ASSETS
Cash and cash equivalents	$222.2	$170.7
Accounts and notes receivable	320.7	261.5
Inventories	324.2	260.2
Prepaid expenses	26.0	26.2
Deferred income taxes	17.3	4.1
Current assets - discontinued operations	8.6	37.7

Total current assets	919.0	760.4
Plant and equipment	1,333.2	1,263.2
Less allowances for depreciation, depletion and amortization	(783.9)	(712.7)

Net plant and equipment	549.3	550.5
Goodwill	212.3	205.7
Intangible assets	72.8	63.4
Investments in and advances to unconsolidated affiliates	22.6	22.5
Other assets	24.0	24.7
Deferred income taxes	—	46.4
Non-current assets - discontinued operations	1.5	19.6

	$1,801.5	$1,693.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$204.4	$169.8
Accrued expenses	115.3	122.4
Income taxes payable	17.0	71.4
Dividends payable	5.1	4.8
Notes payable and current portion of long-term debt	10.4	7.1
Current liabilities - discontinued operations	12.1	27.4

Total current liabilities	364.3	402.9
Long-term debt, less current portion	428.9	427.6
Deferred income taxes	24.4	—
Other non-current liabilities	70.7	106.4
Non-current liabilities - discontinued operations	5.7	6.0
Minority interest	32.0	6.8
STOCKHOLDERS’ EQUITY
Common stock, $1 par value, authorized 200.0 shares, issued 73.6 and 73.0 shares for 2004 and 2003, respectively	73.6	73.0
Additional paid-in capital	130.7	124.7
Retained earnings	1,656.3	1,612.9
Treasury stock, at cost, 22.1 and 22.4 shares for 2004 and 2003, respectively	(1,022.1)	(1,035.9)
Accumulated other comprehensive
income (loss)	37.0	(31.2)

Total stockholders’ equity	875.5	743.5

	$1,801.5	$1,693.2

Great Lakes Chemical Corporation and Subsidiaries
Condensed Statements of Cash Flows (GAAP Basis)
(millions)

	Twelve Months Ended December 31, 2004	Twelve Months Ended December 31, 2003

	(unaudited)
OPERATING ACTIVITIES
Net Income (Loss)	$62.9	$(51.4)
Adjustments to reconcile net income to net cash used for operating activities - continuing operations
Discontinued operations	(43.0)	7.4
Cumulative effect of accounting change	—	3.3
Asset impairments	3.0	69.1
Depreciation and depletion	90.0	87.5
Amortization of intangible
assets	6.7	5.8
Income tax reserve release	(17.5)	(27.5)
Costs related to facility fires, net of insurance recoveries	—	—
Effect of working capital changes, excluding cash and cash equivalents	(95.5)	18.7
Other operating activities, net	14.3	(36.1)

Net Cash Provided by Operating Activities - Continuing Operations	20.9	76.8
INVESTING ACTIVITIES
Plant and equipment additions	(84.0)	(62.0)
Business combinations, net of cash acquired	—	(105.7)
Proceeds from sale of assets	7.6	3.9
Other investing activities, net	(1.5)	(0.5)

Net Cash Used for Investing Activities - Continuing Operations	(77.9)	(164.3)
FINANCING ACTIVITIES
Net (repayments) borrowings	1.2	(4.2)
Proceeds from stock options exercised	11.5	—
Cash dividends paid	(19.3)	(18.1)
Other financing activities, net	0.4	(1.8)

Net Cash Used for Financing Activities - Continuing Operations	(6.2)	(24.1)
Effect of Exchange Rate Changes on Cash and Cash Equivalents - Continuing Operations	10.0	9.2

Net Cash Used for Continuing Operations	(53.2)	(102.4)
Net Cash Provided by Discontinued Operations	103.9	13.7

Increase (Decrease) in Cash and Cash Equivalents	50.7	(88.7)
Cash and Cash Equivalents at Beginning of Year	171.5	259.4

Cash and Cash Equivalents at End of Period	$222.2	$170.7

Reconciliation of Free Cash Flow (1)	Nine Months Ended September30, 2004	Twelve Months Ended December 31, 2004	Fourth Quarter 2004 Activity

Net cash provided by operating activities - continuing operations	$29.8	$20.9	$(8.9)
Plant and equipment additions	(52.2)	(84.0)	(31.8)

Free Cash Flow - Continuing Operations	$(22.4)	$(63.1)	$(40.7)

	Nine Months Ended September30, 2004	Twelve Months Ended December 31, 2004	Fourth Quarter 2004 Activity

Net cash provided by operating activities - continuing operations	$61.6	$76.8	$15.2
Plant and equipment additions	(43.8)	(62.0)	(18.2)

Free Cash Flow - Continuing Operations	$17.8	$14.8	$(3.0)

(1)	Defined as net cash (used for) provided by operating activities - continuing operations less plant and equipment additions

SOURCE  Great Lakes Chemical Corporation
          -0-                                                  02/02/2005
          /CONTACT:  Analyst contact: Paul Britton, +1-317-715-3027, investorinfo@glcc.com , or Media contact: Wendy Chance, +1-317-715-3027, wchance@glcc.com , both of Great Lakes Chemical Corporation/
          /First Call Analyst: /
          /FCMN Contact: irnotes@glcc.com /
          /Web site:  http://www.greatlakes.com /